EXHIBIT 10.15

GROUP LIFE INSURANCE POLICY

A contract between

Aetna Life Insurance Company
(A Stock Company herein
called Aetna)
and

GENERAL DYNAMICS CORPORATION

(Policyholder)

Policy Number: GP-658452	Signed at Aetna’s Home Office
Date of issue: June 7, 1993	in Hartford, Connecticut on
To take effect: June 1, 1990	the date of issue.
Policy Delivered in: Missouri

This policy will be construed in line	/s/ Ronald E. Compton
with the law of the jurisdiction in which it is delivered.	President

Based on timely premium payments by	/s/ Lewis R. Merrine
the Policyholder, Aetna agrees with the Policyholder, to pay benefits in line with the policy terms.	Legal Director

The duties and the rights of all	/s/ Margaret L. Eno
persons will be based solely on policy terms. This policy is non- participating.	Registrar

GR-29 0010 ED: 9-’92	Aetna Life Insurance Company 151 Farmington Avenue Hartford, Connecticut 06158 203-273-0123	Face Page 207041

INDEX

POLICY CONTENTS

PART I

ELIGIBLE CLASSES – CHANGES –
SPECIAL PROVISIONS

PART II

POLICYHOLDER AND INSURANCE
COMPANY MATTERS

GR-29 0040 ED: 7-73	Page 9000	F205236

POLICY CONTENTS

This policy consists of:

     The Face Page, Index, this Policy Contents page and all the provisions of Part I and II; and

     The provisions found in the Certificates(s) listed in this section.

The words “you” or “your” in any Certificate included in the policy, will refer to a covered Employee.

The Certificate(s) included in this policy are as follows:

A “Certificate” consists of a Certificate Base document (“Cert. Base”) and any Summary of Coverage (“SOC”) or Certificate Rider (“Rider”) which may be issued to support or amend the Cert. Base.

Identification	Issue Date	Effective Date

Cert Base – 1	4/1/93	6/1/90
SOC – 1A	4/1/93	6/1/90

GR-29 1508 ED: 6-86	Page 9010	F205478

PART I

ELIGIBLE CLASSES

All classes of employees of a Member Employer are eligible except those who are:

     Part-time;

     Temporary;

     Substitute; or

     In a class for which a Certificate is not in this policy.

An employee is eligible only for the coverages shown in the Certificate which applies to this class.

GR-29 0150 ED: 7-73	Page 9050	F205823

PART I (Continued)

CHANGE IN AMOUNTS

EMPLOYEE COVERAGE (NON-CONTRIBUTORY)

Status, Schedule or Benefit Change: If, for any reason and at any time, the employee’s rate of earnings or status or any schedule or level of benefit is changed so as to warrant an amount of non-contributory coverage other than that for which the employee is then covered, the amount of his coverage will be changed to the new amount. An increase will be subject to the Active Service Rule.

A retroactive change in an employee’s rate of earnings or status will not result in a retroactive change in coverage. Any change in coverage will be effective on the date the change in earnings or status is made.

GR-29 0190 ED: 7-73	Page 9062	T-F205328

PART I (Continued)

OTHER CHANGES

EMPLOYEE COVERAGE

Addition or Deletion of a Benefit: Except as set forth in the next paragraph, if any benefit becomes applicable to an employee who is already covered under the policy, that employee will be eligible for that benefit right away. Coverage will be effective in line with the Eligibility provisions as described elsewhere in the group policy. This includes the Active Service Rule.

If any benefit no longer applies to an employee, coverage for that benefit will stop right away for that employee. Any rights under the benefit gained by the employee while the coverage was in force will not be affected.

Change in Eligibility Date: An increase in any required period of service will apply only to an employee who enters service on or after the effective date of the increase. A decrease in any required period of service will permit an employee to become eligible on the effective date of the decrease if he then has worked the new period of service. Otherwise he is eligible on the date he completes it.

GR-29 0190 ED: 7-73	Page 9070	T-F205344

PART I (Continued)

SPECIAL PROVISIONS

ACTIVE WORK RULE

If the employee is both disabled (that is: ill or injured) and away from work on the date any of his Employee Coverage (or any increase in such coverage) would become effective, the effective date of the coverage (or increase) will be held up until the date he goes back to work for one full day.

GR-29 0170 ED: 7-73	Page 9072	F205573

PART II

POLICYHOLDER AND INSURANCE COMPANY MATTERS

DECLARATIONS

The first “policy month” starts on	June 1
Each subsequent policy month starts on the first
of a calendar month

The first “policy year” starts on	June 1
and ends on	May 31
Each subsequent policy year starts on a	June 1
It ends on a	May 31

MEMBER EMPLOYERS

Member Employers are those employers which are included under this policy by written agreement between the Policyholder and Aetna.

An employer may be a Member Employer if not against the law of the jurisdiction in which this policy is delivered.

The Policyholder may act for all Member Employers in all policy matters. Each such act, or agreement made between Aetna and the Policyholder, or notice given by one to the other will be binding on all the Employers.

DATA REQUIRED

The Policyholder and each Member Employer must give Aetna all data required as to policy matters. All data which may have a bearing on insurance or premiums will be open for Aetna to inspect while this policy is in force. Also, they must be open until the final rights and duties under this policy have been resolved.

CLERICAL ERROR

Any clerical error by anyone in keeping records, or a delay in making an entry, will not alone decide if insurance is valid. A fair change in premiums will be made when the error or delay is found.

MISSTATEMENTS

If any fact as to a person to whom the insurance relates is found to have been misstated, a fair change in premiums will be made. If the misstatement affects the existence or amount of insurance, the true facts will be used to decide if insurance is in force and its amount.

GR-29 1150 ED: 7-73	Page 9080	F205333

PART II (Continued)

POLICYHOLDER AND INSURANCE COMPANY MATTERS (Continued)

NON-DISCRIMINATION

In the management of this policy, the Policyholder and the Member Employers will act so as not to discriminate unfairly between persons in like situations at the time of the action. Aetna can rely on such action. It will not have to probe into the details.

CERTIFICATES

Aetna will issue to the Policyholder individual certificates. These should be delivered to each insured employee. The insurance in force will be set forth. Statements as to whom benefits are payable will appear. The Life Insurance Conversion Privilege will also be described.

POLICY CHANGES

This policy may be changed at any time by written agreement between Aetna and the Policyholder. The consent of any employee or other person is not needed. All agreements made by Aetna are signed by one of its executive officers. No other person can change or waive any of the policy terms or make any agreement binding Aetna. The Policyholder will not have to give written approval of a change in the policy if:

The Policyholder has asked for the change and Aetna has greed to it.

The change is needed so that the policy will conform to any law, regulation or ruling of:

A jurisdiction that affects a person covered under this policy; or

The federal government.

GR-29 1160 ED. 7-73	Page 9090	F205243

PART II (Continued)

POLICYHOLDER AND INSURANCE COMPANY MATTERS (Continued)

CONTRACT

This policy and the application of the Policyholder are the entire contract. A copy of the application is attached. All statements made by the Policyholder or an insured employee shall be deemed representations and not warranties. No written statement made by an employee shall be used by Aetna in a contest unless a copy of the statement is or has been furnished to the employee or his beneficiary, or the person making the claim.

INCONTESTABILITY

The validity of this policy shall not be contested, except for non-payment of premiums, after it has been in force for 2 years. No statement made by an employee about his insurability shall be used by Aetna in contesting the validity of the insurance as to which such statement was made if the insurance has been in force prior to the contest for 2 years during the employee’s lifetime; nor unless such statemeny is in written form signed by him.

GR-29 1165 ED. 7-73	Page 9100	F205419

PART II (Continued)

POLICYHOLDER AND INSURANCE COMPANY MATTERS (Continued)

PREMIUM RATES

Employee Life Insurance Coverage

TABLE OF PREMIUM RATES

Age on Birth- day Near- est Be- ginning of the Policy Year	Monthly Premium Per $1,000 of Insurance	Age on Birth- day Near- est Be- ginning of the Policy Year	Monthly Premium Per $1,000 of Insurance	Age on Birth- day Near- est Be- ginning of the Policy Year	Monthly Premium Per $1,000 of Insurance	Age on Birth- day Near- est Be- ginning of the Policy Year	Monthly Premium Per $1,000 of Insurance

15	$.19	35	$.32	55	$1.65	75	$8.56
16.20		36	.34	56	1.80	76	9.24
17.21		37	.36	57	1.97	77	10.00
18.22		38	.38	58	2.14	78	10.86
19.23		39	.41	59	2.32	79	11.81
20.23		40	.45	60	2.51	80	12.83
21.24		41	.49	61	2.72	81	13.93
22.24		42	.53	62	2.96	82	15.07
23.25		43	.57	63	3.21	83	16.26
24.25		44	.63	64	3.48	84	17.50
25.25		45	.68	65	3.78	85	18.80
26.25		46	.74	66	4.11	86	20.16
27.26		47	.81	67	4.48	87	21.60
28.26		48	.89	68	4.89	88	23.13
29.26		49	.97	69	5.34	89	24.79
30.27		50	1.06	70	5.81	90	26.62
31.27		51	1.16	71	6.32	91	28.68
32.28		52	1.26	72	6.84	92	31.03
33.29		53	1.38	73	7.38	93	33.75
34.30		54	1.51	74	7.95	94	36.95
						95	40.98

The above premiums apply only to males. For female employee premiums, multiply the above premiums by .60. Multiply the above premiums by: 11.83 for annual premiums; 5.96 for semiannual premiums, 2.99 for quarterly premiums.

Policy Charge: The calculated premium shall be increased by a policy charge of $.20 for each $1,000 of insurance in force at the start of the then current policy year. This applies for each policy month in the premium paying period. The policy charge shall not exceed $8.00 for any month.

GR-29 1170 ED. 7-73	Page 9110	F205432

PART II (Continued)

POLICYHOLDER AND INSURANCE COMPANY MATTERS (Continued)

PREMIUM RATES (Continued)

Employee Life Insurance Coverage (Continued)

At the start of each policy year, Aetna will compute a total premium based upon the number of premium payments then agreed upon between the Policyholder and Aetna. Such premium will be the sum of the individual premiums of the employees then insured, figured from the table of premium rates then in effect. It will be figured on the basis of the ages (nearest birthday) then attained by insured employees and their amounts of insurance. From such total an average premium rate will be figured by dividing the total premium by the total amount of insurance then in force.

The average premium rate may be figured again as of any premium-due date only:

By reason of a change in factors bearing on the risk assumed. Aetna must request this.

Once during any continuous 12 month period. The Policyholder must request this and give 60 days advance notice to Aetna.

Such refiguring will be made on the same basis as described above. All facts will be taken as of the date of the refiguring.

The latest average premium rate will be used to figure premiums until a new one is determined. Each premium due during the policy year will be figured by multiplying the amount of insurance in force at the start of the premium-paying period by the average premium rate.

GR-29 1181 ED. 7-73	Page 9140	F205248

PART II (Continued)

POLICYHOLDER AND INSURANCE COMPANY MATTERS (Continued)

PREMIUM DUE—EXPERIENCE RATING

The premium due under this policy on any premium due date will be the sum of the premium charges for the coverages then provided under this policy.

If premiums are payable monthly, any insurance becoming effective will be charged for from the first day of the policy month on or right after the date the insurance takes effect. Premium charges for insurance which terminates will cease as of the first day of the policy month on or right after the date the insurance terminates. If premiums are payable less often than monthly, premium charges or credits for a fraction of premium paying period will be made on a pro rata basis for the number of policy months between the date premium charges start or cease and end of the premium paying period. If this policy is changed to provide more coverage to take effect on a date other than the first day of a premium paying period, a pro rata premium for the coverage will be due and payable on that date. It will cover the period then starting and ending right before the start of the next premium paying period.

The premium charges will be figured at the premium rates shown before. Aetna may change them due to experience or a change in factors bearing on the risk assumed. Each change shall be made by written notice to the Policyholder by Aetna.

No experience reduction or increase in premium rates shall become effective less than 12 months after the effective date of the group policy. As used here, “group policy” shall be deemed to include any group policy previously issued by Aetna that has been replaced in whole or in part by this policy.

GR-29 1195 ED. 7-81	Page 9160	F205768

PART II (Continued)

POLICYHOLDER AND INSURANCE COMPANY MATTERS (Continued)

PREMIUM DUE—EXPERIENCE RATING (Continued)

At the end of a policy year, Aetna may declare an experience credit. The amount of each credit Aetna declares will be returned to the Policyholder. Upon request by the Policyholder, part or all of it will be applied against the payment of premiums or in any other manner as may be agreed to by the Policyholder and Aetna.

If the sum of employee contributions which have been made for group insurance exceeds the sum of premiums which have been paid for group insurance (after giving effect to any experience credits), the excess will be applied by the Policyholder for the sole benefit of empolyees. Aetna will not have to see to the use of such excess.

Instead of figuring premiums as described above, premiums may be figured in any way approved by Aetna that comes up with about the same amount of premiums.

Aetna will not have to refund any premium for a period prior to:

The first day of the policy year in which Aetna receives proof that the refund should be made; or

The date 3 months before Aetna receives proof, if this produces a larger refund.

This applies even if the premium was paid in error.

Payment of Premiums: The Policyholder will pay premiums in advance. They may be paid at Aetna’s Home Office or to its authorized agent.

A premium is due to be paid on the first day of each policy month.

The Policyholder may change the number of premium payments as of a premium-due date. This needs Aetna’s written consent.

Grace Period: A grace period of 31 days after the due-date will be allowed the Policyholder for the payment of each premium.

GR-29 1198 ED. 7-73	Page 9170	F205755

PART II (Continued)

POLICYHOLDER AND INSURANCE COMPANY MATTERS (Continued)

DISCONTINUANCE OF POLICY

The Policyholder may terminate this policy as to any or all coverage of all or any class of employees of any one or more Member Employers. A Member Employer may terminate this policy as to any or all coverage of all or any class of its employees. Aetna must be given written notice. The notice must state when such termination shall occur. It must be a date after the notice. It shall not be effective during a period for which a premium has been paid to Aetna as to the coverage.

Aetna has the right to terminate this policy as to all or any class of employees of a Member Employer at any time for failure to meet continued underwriting standards, or at any time after the end of the grace period if the premium for the employees’ coverage has not been paid. Written notice of the termination date must be given by Aetna. This right is subject to the terms of any applicable law or regulation.

Aetna may also terminate this policy in its entirety or as to any or all coverage of all or any class of employees of a Member Employer by giving the Policyholder advance written notice of when it will terminate. The date shall not be earlier than the first policy anniversary date specified in the Declarations section of this policy; thereafter, the date of termination shall not be earlier than 31 days after the date of the notice unless it is agreed to by the Policyholder and Aetna.

If:

This policy terminates as to any of the employees of a Member Employer; and

Premiums have not been paid for the period this policy was in force for those employees;

then the Policyholder and the Employer shall be jointly and severally liable to Aetna for the unpaid premiums.

GR-29 1210 ED. 7-73	Page 9180	F205755 MO

SUMMARY OF COVERAGE

SOC: 1A

Issue Date: 4/1/93

Effective Date: 6/1/90

EMPLOYER: GENERAL DYNAMICS CORPORATION

GROUP POLICY: GP-658452

GR-9       0030-0120                                                                         1                                                                                       7/93

ELIGIBILITY

Employees

You are in an Eligible Class if you are a regular full-time Corporate Officer or an Executive of General Dynamics eligible for Incentive Compensation.

Aetna shall be entitled to rely upon the attestation of the Employer that an employee is in a class of employees eligible for coverage as shown in this Summary of Coverage, and the findings by the Employer with regard hereto will be conclusive and binding upon all persons for the purposes of this Booklet.

Your Eligibility Date, if you are then in an Eligible Class, is the Effective Date of this Plan. Otherwise, it is the date you commence active work for your Employer or, if later, the date you enter an Eligible Class.

ENROLLMENT PROCEDURE

You will receive this coverage if you are in an Eligible Class. However, if you wish to refuse this coverage, you must sign a waiver form, which can be obtained from your Employer.

EFFECTIVE DATE OF COVERAGE

Employees

Your coverage will take effect on your Eligibility Date. If you happen to be both disabled and away from work on the date your coverage would take effect, the coverage will not take effect until you return to full-time work for one full day. This rule also applies to an increase in your coverage.

COVERAGE FOR YOU ONLY

Classification	Amount
Corporate Officers	200% of your basic annual salary, as determined by your Employer.
Maximum: $1,000,000

All Other Employees	100% of your basic annual salary, (200% effective April 1, 1991) as determined by your Employer.
Maximum: $1,000,000

For the purpose of this coverage, “annual salary” means your base salary. It does not include overtime, bonuses, commissions and other extra compensation.

GR-9      0030-0120                                                                         2                                                                                       7/93

BENEFICIARY

Until changed in accordance with the terms of the group contract, the named beneficiary is the one named under your Group Life Policy and recorded with Aetna or the Employer.

ADJUSTMENT RULE

If for any reason a person is entitled to a different amount of coverage, coverage will be adjusted as provided elsewhere in the group contract, except that an increase is subject to any active work rule requirement described in Effective Date of Coverage.

Benefits for claims incurred after the date the adjustment becomes effective are payable in accordance with the revised plan provisions. In other words, there are no vested rights to benefits based upon provisions of this Plan in effect prior to the date of any adjustment.

GENERAL

This Summary of Coverage replaces any Summary of Coverage previously in effect under the group contract. Requests for amounts of coverage other than those to which you are entitled in accordance with this Summary of Coverage cannot be accepted.

The insurance described in this Booklet-Certificate will be provided under Aetna Life Insurance Company’s policy form GR-29.

KEEP THIS SUMMARY OF COVERAGE
WITH YOUR BOOKLET-CERTIFICATE

GR-9      0030-0120                                                                         3                                                                                       7/93

your
group
plan

GENERAL DYNAMICS CORPORATION

EXECUTIVE LIFE

GR-9

YOUR GROUP COVERAGE PLAN

This Plan is underwritten by the Aetna Life Insurance Company, of Hartford, Connecticut (called Aetna). The benefits and main points of the group contract for persons covered under this Plan are set forth in this Booklet. They are effective only while you are covered under the group contract.

If you become covered, this Booklet will become your Certificate of Coverage. It replaces and supersedes all Certificates issued to you by Aetna under the group contract.

/s/ Ronald E. Compton

President

Cert. Base: 1
Issue Date: 4/1/93
Effective Date: 6/1/90

GR-9

TABLE OF CONTENTS

Page

Summary of Coverage	Issued with Your Booklet

Life Insurance	1

General Information About Your Coverage	4

GR-9

In addition, information may be given to regulators of Aetna’s business and to others as may be required by law. It may also be given to law enforcement authorities when needed to prevent or prosecute fraud or other illegal activities.

Your Right of Access and Correction

In general, you have a right to learn the nature and substance of any information Aetna has in its files about you. You may also have a right of access to such files, except information which relates to a claim or a civil or criminal proceeding, and to ask for correction, amendment, or deletion of personal information. This can be done in states which provide such rights and which grant immunity to insurers providing such access. If you request any health information, Aetna may elect to disclose details of the information you request to your (attending) physician. If you wish to exercise this right or if you wish to have more detail on our information practices, please contact:

Aetna Life Insurance Company
Attn: Underwriting Services-EBD, MC63
151 Farmington Avenue
Hartford, Connecticut 06156

PRIVACY NOTICE

The information in this Notice is not a part of either the group contract, your Certificate of Coverage or the Booklet. It is important to you as a covered person under the group contract. We have bound it into this document only as an aid to you in keeping insurance related material together.

Aetna has adopted a comprehensive insurance privacy policy based on the recommendations of the Federal Privacy Protection Study Commission. This Notice describes certain aspects of that policy which apply to you as a covered person in a plan of group insurance insured by Aetna. The policy does not apply where a different approach is required by law.

Information Which May be Collected

Aetna, in providing insurance services to you, relies mainly on the information you give on your group enrollment form and when you file claims.

Aetna may also collect information about you from other sources. This is information necessary for Aetna to perform its function with regard to the insurance transaction in question. For example, if the amount or type of coverage you are entitled to depends on your earnings or job class, Aetna would obtain that information from your Employer.

Disclosure Of Information To Others

All of this information will be treated as confidential. It will not be disclosed to others without your authorization, except in some instances where such disclosure is necessary for the conduct of Aetna’s business. Disclosure cannot be contrary to any law which applies.

The following sets forth the types of disclosure that may be made:

•	Information may be made available to your Employer or his or her representative in connection with the claim and financial administration of the Plan. This includes policyholder audits.

•	Information may be disclosed to other insurers if there may be duplicate coverage or a need to preserve the continuity of your coverage.

•	Information may be disclosed to Peer Review Organizations and other agencies to determine whether health services were necessary and reasonably priced.

LIFE INSURANCE

This Plan will pay as a Life Insurance benefit the amount of Life Insurance in force for you if you die from any cause while insured. You name your beneficiary. You may change your choice at any time.

IS THERE A PERMANENT AND TOTAL DISABILITY FEATURE?

Yes. If you become permanently and totally disabled, your insurance may be extended. You will not have to make any further contribution. No premium payments will be required from your Employer.

You are permanently and totally disabled only if disease or injury stops you from engaging in:

•	the material and substantial duties of your own job during the first 12 months of the disability; and thereafter,

•	the material and substantial duties of any gainful job for which you are suited by education, training or experience.

You must meet all of the following to be eligible:

•	Your Life Insurance must be in force when you become permanently and totally disabled.

•	Your permanent and total disability must have lasted for at least 6 months.

•	You must furnish all proof when requested. Aetna has the right to examine you, at its expense, before approving the proof.

Aetna must receive written notice of claim for this extension at its Home Office within 12 months after you stop active work. Proof of the permanent and total disability must be received no later than 12 months after premium payments stop.

This extended insurance will be the amount you were insured for on the date your total disability began.

This extension period will stop on the first to occur of:

•	The date Aetna sends you a request at your last address shown on Aetna’s records:

For an exam, if you do not go for the exam within 31 days of that date.

For proof that you are still permanently and totally disabled, if proof is not given within 31 days of that date.

GR-9	1

•	The date you are no longer permanently and totally disabled.
•	The date referred to in item (i) and (ii) below:

(i)	if you become totally and permanently disabled prior to the date you attained age 62, the end of the calendar month in which you attain age 65;
(ii)	if you become totally and permanently disabled on or after the date you attained age 62, the expiration of the number of months of total disability, as determined from the following Table:

Table

Age When Permanent and	Months of
Total Disability Commences	Total Disability

62 but less than 63	42 months
63 but less than 64	36 months
64 but less than 65	30 months
65 but less than 66	24 months
66 but less than 67	21 months
67 but less than 68	18 months
68 but less than 69	15 months
69 or over	12 months

After insurance has been extended continuously for 2 years, Aetna will not request an exam or proof more often than once in a 12 month period.

When the extension period stops, you may be eligible to convert to an individual life insurance policy, as described in the “Conversion Privilege” section, as if your employment had ceased. However, if you become eligible for life insurance under any group policy within 31 days after the end of the extension period, the privilege is not allowed.

Extended Death Benefit

If Aetna received proof, at its Home Office, that all of the following apply, it will pay your beneficiary the amount of Life Insurance which may be extended under the permanent and total disability provision:

•	Premium payments for your Life Insurance case while you are totally disabled by disease or injury which stops you from engaging in the duties of your own job.

GR-9	2

•	You die during the uninterrupted continuance of the total disability.
•	Death occurs no later than 12 months after premium payments from your employer cease.
•	You would have qualified for extended insurance except that:

your total disability had not lasted at least 6 months; or

the required proof has not yet been received or approved by Aetna.

Written notice of your death must be given to Aetna at its Home Office within 12 months of your death. If it is not given, Aetna will not have to pay this benefit.

When Aetna approves a claim for any benefit under this feature, the benefit will be in full settlement and satisfaction of Aetna’s obligations.

If any individual policy has been issued to you under the Conversion Privilege, your rights under this section may be restored. In order to restore those rights, you must give up all such policies without claim, except for the return of the premiums you paid.

GR-9	3

GENERAL INFORMATION ABOUT YOUR
COVERAGE

WHEN DOES COVERAGE TERMINATE?

Coverage under this Plan terminates at the first to occur of:

•	When employment ceases.
•	When the group contract terminates as to the coverage.
•	When you are no longer in an Eligible Class.

Ceasing active work will be deemed to be cessation of employment. If you are not at work due to one of the following, employment may be deemed to continue up to the limits shown below.

If you are not at work due to disease or injury, your coverage shall be continued for up to 6 months from the start of the absence. It may be further continued, until stopped by your Employer, but not beyond 12 months from the start of the absence.

If you are not at work due to temporary lay-off or leave of absence, your employment may continue until stopped by your Employer, but not beyond the end of the policy month after the policy month in which the absence started. The term “policy month” is defined elsewhere in the group contract. See your Employer for this definition.

If no Eligible Class of retired employees is shown, there is no coverage for retired employees.

In figuring when employment will stop for the purposes of termination of any coverage, Aetna will rely upon your Employer to notify Aetna. This can be done by telling Aetna or by stopping premium payments. Your employment may be deemed to continue beyond any limits shown above if Aetna and your Employer so agree in writing.

If you cease active work, ask your Employer if any coverage can be continued.

GR-9	4

MAY GROUP LIFE INSURANCE BE CONVERTED?

If any of your Life Insurance ceases because your employment ceases or you are no longer in a class eligible for such insurance, or because of age, pension or retirement, the amount of insurance which ceases (or a lesser amount if desired) may be converted to an individual life insurance policy.

Your converted policy may be any kind of individual policy then customarily being issued by Aetna for the amount being converted and for your age (nearest birthday) on the date it will be issued, except a term policy or one with disability or other supplementary benefits.

When Life Insurance ceases because that part of the group contract discontinues as to your employee class, and insurance on the life of the person has been in force under the group contract for at least 5 years in a row prior to such discontinuance, the amount that ceases less the amount of any group life insurance for which the person becomes eligible within 31 days of discontinuance may be converted to an individual policy. The maximum amount that can be converted by each person in any event is $10,000.

In order to convert, written application must be made for an individual policy and the first premium must be paid on it within 31 days after cessation of insurance for any of the above reasons.

No evidence of insurability will be required.

The individual policy will become effective at the end of the 31 day period during which conversion is possible.

The premiums for the converted policy will be at Aetna’s then customary rates for the same policy issued to any other person of the same class of risk and age at the time the converted policy is to become effective.

After an individual policy becomes effective for any person, that policy will be in exchange for all benefits and privileges under the group contract as regards the person involved and the amount that could have been converted.

However, for insurance on your life, if it is later determined that you were totally disabled at the time premium payments for your group life insurance ceased, you may be entitled to certain rights described in the Life Insurance Benefits section.

GR-9	5

IS THERE ANY LIFE INSURANCE AFTER TERMINATION?

Yes. In most cases a person can apply for an individual policy under the Conversion Privilege within 31 days after his or her group life insurance ceases. If a person dies during this 31 days and before the individual policy goes into effect, the amount payable under the group contract is limited to the maximum that could have been converted. This limit applies even if he or she has not applied for or paid the first premium on the individual policy.

ADDITONAL PROVISIONS

The following additional provisions apply to your coverage.

•	You cannot receive multiple coverage under this Plan because you are connected with more than one Employer.
•	In the event of a misstatement of any fact affecting your coverage under this Plan, the true facts will be used to determine the coverage in force.

This document describes the main features of this Plan. Additional provisions are described elsewhere in the group contract. If you have any questions about the terms of this Plan or about the proper payment of benefits, you may obtain more information from your Employer or, if you prefer, from the Home Office of Aetna.

Your Employer hopes to continue this Plan indefinitely but, as with all group plans, this Plan may be changed or discontinued with respect to all or any class of employees.

CAN MY INSURANCE BE ASSIGNED?

Life Insurance may be assigned only with Aetna’s written consent and only if you assign all ownership as a gift. If you wish to do this, an assignment form must be completed by you. Then send 3 copies to Aetna’s Home Office to be approved. See your Employer for details. Neither your Employer nor Aetna guarantees or assumes any obligation concerning any assignment.

CLAIMS OF CREDITORS

If allowed by law, Life Insurance benefits are exempt from legal or equitable process for your debts. This also applies to the debts of your beneficiary.

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BENEFICIARIES

You may name or change your beneficiary by filing written request at your Employer’s headquarters or at Aetna’s Home Office. Ask your Employer for the forms. The naming or any change will take effect as of the date you execute the request. Aetna will be fully discharged of its duties as to any payment made by it before your request is received at its Home Office.

Any amount payable to a beneficiary will be paid to those you name. Unless you state to the contrary, if more than one beneficiary is named, they will share on equal terms.

If a named beneficiary dies before you, his or her share will be payable in equal shares to any other named beneficiaries who survive you.

If no named beneficiary survives you or if no beneficiary has been named, payment will be made as follows to those who survive you:

•	Your spouse, if any.
•	If there is no spouse, in equal shares to your children.
•	If there is no spouse or child, to your parents, equally or to the survivor.
•	If there is no spouse, child or parent, in equal shares to your brothers and sisters.
•	If none of the above survives, to your executors or administrators.

HOW AND WHEN SHOULD CLAIMS BE REPORTED?

A claim must be submitted to Aetna in writing. It must give proof of your death or disability. Your Employer has claim forms. All claims should be reported promptly.

HOW WILL BENEFITS BE PAID?

Benefits will be paid as soon as the necessary written proof to support the claim is received. Any death benefit for your loss of life will be paid in accordance with the beneficiary designation. Payment will be made in one sum unless you have elected an installment method which has been agreed to by Aetna. If you do not do so prior to your death, your beneficiary will have this right before any payment is made. The methods of settlement allowed will be those offered by Aetna under the individual life insurance policies Aetna is issuing when the election is made.

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Life & Casualty

Aetna Life Insurance Company
Hartford, Connecticut

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